Exhibit 99.1
FOR IMMEDIATE RELEASE
ACS Announces Third Quarter Fiscal Year 2009 Results
Company Reports Record New Business Signings of $342 Million and
Record Adjusted Earnings Per Share of $1.00
DALLAS, Texas: April 30, 2009 — Affiliated Computer Services, Inc. (NYSE: ACS)
Key highlights from the third quarter of fiscal year 2009:
•	Record new business signings of $342 million of annual recurring revenue

•	Record adjusted diluted earnings per share of $1.00

•	Total revenue growth of 5%, excluding divestitures

•	Internal revenue growth of 3%

•	Adjusted operating margin of 11.3%

•	Free cash flow of $46 million, or 3% of revenues

•	Cash balance of $497 million at March 31, 2009
ACS today announced third quarter fiscal year 2009 revenues of $1.61 billion, a 5% increase, excluding divestitures, compared to the prior year quarter. Internal revenue growth was 3%. Third quarter fiscal year 2009 adjusted non-GAAP diluted earnings per share was $1.00, including costs of $0.02 per diluted share related to Project Compete, the Company’s global production initiative. Adjusted non-GAAP diluted earnings per share for the comparable prior year period was $0.91. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
Third quarter new business signings totaled $342 million of annual recurring revenue with an estimated total contract value of $1.6 billion, both of which are records for the Company. Trailing twelve month new business signings were a record at $957 million of annual recurring revenue, a 29% increase over the prior comparable period. Trailing twelve month total contract value of new business signings was a record at $4.0 billion, a 32% increase over the prior comparable period.
Total contract value of all signings, including new business signings, renewals and non-recurring revenue, was $2.7 billion for the third quarter of fiscal year 2009. Trailing twelve month total contract value of all signings was $8.8 billion.
Operating cash flow for the third quarter of fiscal year 2009 was $142 million, or 9% of revenues. Capital expenditures and additions to intangible assets increased to $96 million, or 6% of revenues. Free cash flow was $46 million, or 3% of revenues. The Company’s cash balance was $497 million at March 31, 2009.

Fiscal year-to-date revenues were $4.83 billion, a 7% increase, excluding divestitures, over the prior comparable period. Internal revenue growth for the fiscal year-to-date period was 4%. Fiscal year-to-date adjusted non-GAAP diluted earnings per share was $2.74, including Project Compete costs of $0.13 per diluted share. Adjusted non-GAAP diluted earnings per share for the comparable prior year-to-date period was $2.58. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below.
“Our business demonstrated remarkable performance in the current economic climate,” said Lynn Blodgett, ACS president and chief executive officer. “We signed a record level of new business, we grew revenues and profit, and we generated the highest level of adjusted earnings per share in our history. These results can be attributed to our diverse client base, hard working employees and resilient business model which continues to perform at a very high level.”
Additional highlights from the third quarter of fiscal year 2009:
•	Commercial signings represented 71% of new business signings and Government contributed 29%. From a service line perspective, business process outsourcing contributed 95% of new business signings and 5% were information technology outsourcing.

•	The Commercial segment contributed 60% of revenues and grew 6%, with 3% internal growth. The Government segment contributed 40% of revenues and grew 3%, with 1% internal growth.

•	Adjusted non-GAAP operating income was $181 million with an adjusted operating margin of 11.3%. See “Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” below. The Company’s reported GAAP and adjusted non-GAAP operating income and adjusted operating margin were impacted by Project Compete costs of approximately $4 million, or 20 basis points.

•	To expand its global capabilities, in March 2009, the Company acquired e-Services Group, a Jamaican-based provider of business process outsourcing and customer care for approximately $85 million. e-Services generated trailing twelve month revenue of approximately $65 million.
Additional highlights from the fiscal year-to-date period of 2009:
•	New business signings for the fiscal year-to-date period were $747 million of annual recurring revenue, a 26% increase over the prior comparable period. Commercial signings represented 59% of new business signings and Government contributed 41%. From a service line perspective, business process outsourcing generated 90% of new business signings and 10% were information technology outsourcing. New business signings for the fiscal year-to-date period were an estimated $3.3 billion of total contract value, a 32% increase over the prior comparable period.

•	For the fiscal year-to-date period, the Commercial segment accounted for 60% of revenues and grew 7%, of which 4% was internal. The Government segment accounted for 40% of revenues and grew 6%, excluding divestitures, of which 3% was internal.

•	Cash flow from operating activities for the fiscal year-to-date period was $451 million, or 9% of revenues, and free cash flow was $188 million, or 4% of revenues. Capital expenditures and additions to intangible assets were $262 million, or 5% of revenues.

•	In December 2008, the Company acquired Grupo Multivoice, an Argentina-based provider of customer care, to expand and diversify its Communications and Consumer Goods vertical. Multivoice generated trailing twelve month revenue of approximately $40 million.
ACS will discuss its financial results on a conference call and web cast on www.acs-inc.com at 3:30 p.m. central time today. During the conference call, management will refer to a presentation provided on the Investor Relations section of ACS’ website and will use certain non-generally accepted accounting principle (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will also be provided.
ACS, a FORTUNE 500 company with approximately 74,000 employees supporting client operations in more than 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS”. Visit ACS on the Internet at www.acs-inc.com.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Actual performance may differ materially from those statements due to risks, uncertainties and other factors, including our issued debt, uncommitted debt capacity, and debt service costs, including any reductions in our credit rating; the reversal on appeal of the determination we did not default on our Senior Notes; the impact of the legal and regulatory environment, including the effect of claims and litigations; a decline of revenues from, or the loss or failure of, significant clients; the recoverability of capital investments in connection with our contracts; fluctuations in our non-recurring revenue; competitive conditions and their impact; customer satisfaction with our services; our dependency on third party providers; our success in identifying, acquiring and integrating businesses and technologies and in managing our operations and growth; the impact of contract provisions, such as termination rights, pricing provisions and service level penalties; our success in timely signing and commencing new business; risks in our international and domestic operations, including foreign currency exchange rates; and other factors, including those set forth under “Risk Factors” in our filings with the Securities and Exchange Commission. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
In thousands, except per share amounts
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008

Revenues	$1,610,429	$1,542,370

Operating expenses:
Cost of revenues:
Wages and benefits	733,178	736,646
Services and supplies	386,990	338,320
Rent, lease and maintenance	193,192	184,622
Depreciation and amortization	95,334	96,413
Other	8,025	7,274

Total cost of revenues	1,416,719	1,363,275

Other operating expenses	19,389	15,184

Total operating expenses	1,436,108	1,378,459

Operating income	174,321	163,911

Interest expense	30,738	39,325
Other non-operating income, net	(1,122)	(4,514)

Pretax profit	144,705	129,100

Income tax expense	51,461	46,462

Net income	$93,244	82,638

Earnings per share:

Basic	$0.96	$0.86

Diluted	$0.95	$0.85

Shares used in computing earnings per share:

Basic	97,572	96,089

Diluted	98,042	96,921
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
In thousands, except per share amounts
(Unaudited)

	Nine Months Ended
	March 31,
	2009	2008

Revenues	$4,826,953	$4,546,895

Operating expenses:
Cost of revenues:
Wages and benefits	2,199,142	2,153,642
Services and supplies	1,163,860	1,006,543
Rent, lease and maintenance	591,826	554,743
Depreciation and amortization	288,556	281,595
Other	28,059	21,171

Total cost of revenues	4,271,443	4,017,694
Other operating expenses	39,902	61,995

Total operating expenses	4,311,345	4,079,689

Operating income	515,608	467,206

Interest expense	101,842	126,344
Other non-operating expenses (income), net	5,778	(10,703)

Pretax profit	407,988	351,565

Income tax expense	155,592	121,187

Net income	$252,396	$230,378

Earnings per share:

Basic	$2.59	$2.34

Diluted	$2.58	$2.32

Shares used in computing earnings per share:

Basic	97,475	98,447

Diluted	97,979	99,414
Note: See “Summary Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results” for certain items impacting the reported numbers above.

AFFILIATED COMPUTER SERVICES, INC AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
In thousands
(Unaudited)

	March 31,	June 30,
	2009	2008

Assets
Cash and cash equivalents	$496,718	$461,883
Accounts receivable, net	1,472,530	1,378,285
Income taxes receivable	—	7,076
Other current assets	257,228	255,872

Total current assets	2,226,476	2,103,116

Property, equipment, and software, net	930,351	920,637
Goodwill	2,803,832	2,785,164
Other intangible assets, net	421,115	444,479
Other assets	179,673	216,003

Total Assets	$6,561,447	$6,469,399

Liabilities:
Accounts payable	$193,240	$198,191
Accrued compensation and benefits	176,239	244,888
Other accrued liabilities	407,438	338,861
Income taxes payable	8,358	—
Deferred taxes	71,581	82,017
Current portion of long-term debt	45,738	47,373
Current portion of unearned revenue	174,984	173,809

Total current liabilities	1,077,578	1,085,139

Long-term debt	2,294,012	2,357,541
Deferred taxes	448,543	411,836
Other long-term liabilities	283,931	306,509

Total Liabilities	4,104,064	4,161,025

Total Stockholders’ Equity	2,457,383	2,308,374

Total Liabilities and Stockholders’ Equity	$6,561,447	$6,469,399

Frequently Used Terms
New business signings - while there are no third party standards or requirements governing the calculation of new business signings, we define new business signings as annual recurring revenue from new contracts and the incremental portion of renewals that are signed during the period, which represents the estimated first twelve months of revenue to be recorded under the contracts after full implementation. We use new business signings as a measure of estimated recurring revenues represented by contractual commitments, both to forecast prospective revenues and to estimate capital commitments. Revenues are measured under GAAP.
Trailing twelve month new business — is the preceding twelve months of new business signings at a point in time expressed in annual revenue, not total contract value.
Total contract value — represents estimated total revenue over the term of the contract.
Use of Non-GAAP Financial Information
The Company reports its financial results in accordance with GAAP. However, the Company uses certain non-GAAP performance measures, including adjusted non-GAAP earnings per share, free cash flow and internal revenue growth to provide both management and investors a more complete understanding of the Company’s underlying operational trends and results.
Management uses these non-GAAP measures to provide additional meaningful comparisons between current results and prior results, and as a basis for planning and forecasting for future periods.
Reconciliation of Reported GAAP Results to Adjusted Non-GAAP Results — In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, the Company has also made certain non-GAAP adjustments which are described in “Description of Non-GAAP Adjustments” and are reconciled to the corresponding GAAP measures in the financial schedules included in this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are infrequently occurring or that are non-operational in nature. Management believes that the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information. Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends, as well as making financial comparisons to prior periods presented on a similar basis. The Company’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to prior periods, and the Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand the Company’s comparative operating performance for the periods presented.
The Company’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although the Company’s management believes non-GAAP measures are useful in evaluating the performance of its business, the Company acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating the Company’s results.
Description of Non-GAAP Adjustments:
The following items are included in our presentation of Non-GAAP adjustments:
1.	Costs related to our internal investigation of our stock option grant practices, investigations begun by the Securities and Exchange Commission and Department of Justice, and shareholder derivative suits, net of insurance reimbursements: The Company has incurred costs related to our internal investigation, as well as those of the SEC and DOJ. In addition, several derivative lawsuits have been filed in connection with our stock option grant practices, generally alleging claims related to breach of fiduciary duty and unjust enrichment by certain of our directors and senior executives and the Company has incurred costs related to these lawsuits. Management expects that the Company will continue to incur costs related to the ongoing investigations and derivative lawsuits (collectively, “Option Investigation Related Costs”) and has made and will continue to make claims under its directors’ and officers’ insurance policies for reimbursement of these costs, although the Company cannot predict the timing or amount, if any, of any insurance reimbursements. Management believes that these costs and related insurance reimbursements, if any, although material and recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

2.	Costs related to buyout offers and related shareholder derivative suits: The Company has incurred costs to evaluate our strategic alternatives, including the proposal from Darwin Deason, Chairman of the Board of Directors (“Chairman”), and Cerberus. In addition, several lawsuits have been filed in connection with the announced buyout transaction, generally alleging claims related to breach of fiduciary duty, and seeking class action status (collectively, “Buyout Related Costs”). Management expects that the Company may continue to incur costs related to our evaluation of strategic alternatives and these lawsuits. Management believes that these costs, although material and possibly recurring, are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of the Company’s operating performance.

3.	Cost related to amending certain employee stock options: During the first quarter of fiscal year 2008, the Company amended the exercise price of certain outstanding stock options in order to reprice all, or a portion, of the respective stock option grants to the revised accounting measurement date to avoid adverse tax consequences to individual holders under Section 409(a) of the Internal Revenue Code (“Section 409(a)”). During the first quarter of fiscal year 2008, the Company expensed approximately $1.2 million related to these amended stock options (“Amended Options”). Management believes that these costs and cash payments are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

4.	Cost related to certain former employees’ stock options: The exercise price of certain former employees’ vested, unexercised and outstanding stock options were less than the fair market value per share of ACS stock on the revised measurement dates for such stock options. During the first quarter of fiscal year 2008, the Company notified certain former employees that the Company will pay them the additional 20% income tax imposed by Section 409(a) if a triggering event occurs and if the employee is required to recognize and report W-2 income under Section 409(a), subject to certain limitations. During the three and nine month periods ended March 31, 2009, the Company recorded a charge (credit) of approximately $0.2 million and ($0.6) million, respectively, based on the market price of ACS common stock. During the three and nine month periods ended March 31, 2008, the Company recorded a charge of approximately $0.5 million and $1.0 million, respectively, based on the market price of ACS common stock. The Company will adjust this accrual to the fair market value of ACS stock each quarter until the options are exercised (“Income Tax Reimbursements”). Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

5.	Gain related to sale of our decision support business: In the second quarter of fiscal year 2008, the Company divested its decision support business and recognized a pre-tax gain of $2.4 million and an after tax gain of $1.6 million. Management believes that the decision support business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of our continuing operations.

6.	Gain related to sale of our bindery business: In the first quarter of fiscal year 2009, the Company divested its bindery business and recognized a pre-tax gain of $0.2 million and an after-tax loss of $0.8 million. Management believes that the bindery business is not strategic to our ongoing operations and its sale is an isolated event. Management believes excluding the gain on its sale better reflects the performance of our continuing operations.

7.	Litigation settlement: In fiscal year 2007, we recorded charges for a pre-acquisition claim related to our fiscal year 2005 acquisition of the human resources consulting business of Mellon Financial Corporation. In the third quarter of fiscal year 2008, we recovered approximately $1.8 million of this settlement. We believe that the settlement and subsequent recovery of this pre-acquisition claim is not related to our ongoing operations and that excluding them helps to provide a more meaningful representation of the performance from our continuing operations.

8.	Cost related to terminating the Supplemental Executive Retirement Agreement (“SERP Agreement”) between the Company and its Chairman: During the second quarter of fiscal 2009, at the request of the Company, the Chairman agreed to terminate the SERP Agreement and the stock options issued to the Chairman in 2003 in connection with the SERP Agreement due to the complex requirements of Section 409(a) of the Internal Revenue Code. As a result, the Company incurred a charge of $8.9 million, as determined pursuant to Amendment No. 3 to the SERP Agreement, and the Company has no further obligations to the Chairman pursuant to the SERP Agreement (“SERP Termination”). The SERP Termination removes the potential future liability the Company might incur under the SERP Agreement. Management believes that these costs are not related to the Company’s ongoing operations and that excluding them helps to provide a more meaningful representation of our operating performance.

AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (GAAP)
TO ADJUSTED OPERATING INCOME (Non-GAAP)
(UNAUDITED)
(In millions)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Operating Income (GAAP)	$174.3	$163.9	$515.6	$467.2
Adjusting items, pre-tax:
Option investigation related costs, net of recoveries	7.3	9.8	7.0	34.0
Buyout related costs	(0.4)	0.2	0.8	8.9
Amended options (409(a))	—	—	—	1.2
Income tax reimbursement, net of recoveries	0.2	0.5	(0.6)	1.0
Sale of decision support business	—	—	—	(2.4)
Sale of bindery business	—	—	(0.2)	—
Legal settlement	—	(1.8)	—	(1.8)
SERP termination	—	—	8.9	—

Adjusted Operating Income (Non-GAAP)*	$181.4	$172.7	$531.6	$508.2

RECONCILIATION OF NET INCOME (GAAP)
TO ADJUSTED NET INCOME (Non-GAAP)
(UNAUDITED)
(In millions)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Net Income (GAAP)	$93.2	$82.6	$252.4	$230.4
Adjusting items, net of tax:
Option investigation related costs, net of recoveries	4.7	6.3	4.6	21.9
Buyout related costs	(0.3)	0.1	0.5	5.8
Amended options (409(a))	—	—	—	0.8
Income tax reimbursement, net of recoveries	0.1	0.3	(0.4)	0.7
Sale of decision support business	—	—	—	(1.6)
Sale of bindery business	—	—	0.8	—
Legal settlement	—	(1.1)	—	(1.1)
SERP termination	—	—	10.4	—

Adjusted Net Income (Non-GAAP)*	$97.8	$88.3	$268.3	$256.8

RECONCILIATION OF DILUTED EARNINGS PER SHARE (GAAP)
TO ADJUSTED DILUTED EARNINGS PER SHARE (Non-GAAP)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Diluted Earnings Per Share (GAAP)	$0.95	$0.85	$2.58	$2.32
Adjusting items, net of tax:
Option investigation related costs, net of recoveries	0.05	0.06	0.05	0.22
Buyout related costs	—	—	0.01	0.06
Amended options (409(a))	—	—	—	0.01
Income tax reimbursement, net of recoveries	—	—	—	0.01
Sale of decision support business	—	—	—	(0.02)
Sale of bindery business	—	—	0.01	—
Legal Settlement	—	(0.01)	—	(0.01)
SERP termination	—	—	0.11	—

Adjusted Diluted Earnings Per Share (Non-GAAP)*	$1.00	$0.91	$2.74	$2.58

*	Differences in schedule due to rounding.

Internal revenue growth — is measured as total revenue growth less acquired revenue from acquisitions and revenues from divested operations. Acquired revenue from acquisitions is based on pre-acquisition normalized revenue of acquired companies. We use the calculation of internal revenue growth to measure revenue growth excluding the impact of acquired revenues and the revenue associated with divested operations and we believe these adjustments to historical reported results are necessary to accurately reflect our internal revenue growth.
For the three months ended March 31, 2009, the Company generated internal revenue growth of 3%. Internal revenue growth is measured as follows (unaudited, in millions):

	Three Months Ended March 31,
	2009	2008	Growth%(a)

Consolidated
Total Revenues	$1,610	$1,542	4%
Less: Divested	—	(6)

Adjusted Base	$1,610	$1,536	5%

Acquired Revenues*	$41	$4	2%
Internal Revenues	1,569	1,532	3%

Total	$1,610	$1,536	5%

Commercial
Total Revenues	$974	$922	6%
Less: Divested	—	(2)

Adjusted Base	$974	$920	6%

Acquired Revenues*	$27	$4	3%
Internal Revenues	947	916	3%

Total	$974	$920	6%

Government
Total Revenues	$636	$620	3%
Less: Divested	—	(4)

Adjusted Base	$636	$616	3%

Acquired Revenues*	$14	$—	2%
Internal Revenues	622	616	1%

Total	$636	$616	3%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Differences in schedule due to rounding.

For the nine-months ended March 31, 2009, the Company generated internal revenue growth of 4%. Internal revenue growth is measured as follows (unaudited, in millions):

	Nine Months Ended March 31,
	2009	2008	Growth%(a)

Consolidated
Total Revenues	$4,827	$4,547	6%
Less: Divested	—	(24)

Adjusted Base	$4,827	$4,523	7%

Acquired Revenues*	$140	$4	3%
Internal Revenues	4,687	4,519	4%

Total	$4,827	$4,523	7%

Commercial
Total Revenues	$2,897	$2,704	7%
Less: Divested	—	$(9)

Adjusted Base	$2,897	$2,695	7%

Acquired Revenues*	$97	$4	3%
Internal Revenues	2,800	2,691	4%

Total	$2,897	$2,695	7%

Government
Total Revenues	$1,930	$1,843	5%
Less: Divested	—	(15)

Adjusted Base	$1,930	$1,828	6%

Acquired Revenues*	$43	$—	3%
Internal Revenues	1,887	1,828	3%

Total	$1,930	$1,828	6%

*	Acquired revenues are based on pre-acquisition normalized revenues of acquired companies.

(a)	Differences in schedule due to rounding.

Free Cash Flow
Free cash flow — is measured as operating cash flow (net cash provided by operating activities, as reported in our consolidated statements of cash flows) less capital expenditures (purchases of property, equipment and software, net of sales, as reported in our consolidated statements of cash flows) less additions to other intangible assets (as reported in our consolidated statements of cash flows). We believe this free cash flow metric provides an additional measure of available cash flow after we have satisfied the capital expenditure requirements of our operations, and should not be taken in isolation to be a measure of cash flow available for us to satisfy all our obligations and execute our business strategies. We also rely on cash flows from investing and financing activities which, together with free cash flow, are expected to be sufficient for us to execute our business strategies. Our measure of free cash flow may not be comparable to similarly titled measures of other companies. (Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
Free Cash Flow
Net cash provided by operating activities	$142	$229	$451	$560
Less:
Purchase of property, equipment and software, net of sales	(84)	(60)	(232)	(193)
Additions to other intangible assets	(12)	(8)	(30)	(26)

Free Cash Flow*	$46	$161	$188	$342

*	Differences in schedule due to rounding.
Contacts
Investors
Jon Puckett, Vice President Investor Relations
214-841-8281
jon.puckett@acs-inc.com
Media
Kevin Lightfoot, Vice President Corporate Communications
214-841-8191
kevin.lightfoot@acs-inc.com
—end—